UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2026

The Joint Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36724	90-0544160
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
16767 N. Perimeter Drive, Suite 110
Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(480) 245-5960
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	JYNT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 1, 2026, we entered into an Asset Purchase Agreement (the “APA”) with The Joint Franchises San Antonio, LLC, a Texas limited liability company, The Joint Franchises DFW, LLC, a Texas limited liability company, The Joint Franchises Houston, LLC, a Texas limited liability company, The Joint Franchises Austin, LLC, a Texas limited liability company, and The Joint Franchises Texas, Ltd., a Texas limited partnership, of which David Glover and Anne Glover, residents of Texas, are the limited partners (referred to collectively as the “Sellers” and individually as a “Seller”), pursuant to which effective at 12:01 a.m. on October 1, 2026, we will reacquire from the Sellers certain regional development rights in the Texas region, and mutually terminate the related regional developer agreements with the Sellers in the Texas region (collectively, the “Texas RDAs”). As of October 1, 2026, the Texas region includes 141 franchised clinics and following the transaction, the Sellers will continue to franchise eight clinics in Texas through their affiliates.

The Texas RDAs are among the Company’s earliest regional developer agreements and included certain negotiated terms such as renewal rights for multiple successive 10-year terms. Pursuant to the Texas RDAs, the Sellers received approximately $2.3 million in royalties paid by franchisees in the Texas region during the trailing twelve months ended August 31, 2026. Based on the foregoing, the aggregate purchase price we will pay to Seller is $8.0 million in cash due upon execution of the agreement, and if certain gross sales metrics are met or exceeded under these Texas RDAs during the two annual periods beginning September 1, 2026, up to $2.0 million in additional consideration payments, split evenly between the two years.

The APA also contains other provisions, covenants, representations, and warranties that are typical in transactions of this size, type, and complexity.

The description of the APA does not purport to be complete, and such description is qualified in its entirety by reference to the complete terms of the APA, which will be filed as an exhibit to our Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JOINT CORP.

Date:	October 1, 2026	By:	/s/ Sanjiv Razdan
Sanjiv Razdan
President and Chief Executive Officer